CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mar Ked Mineral Exploration, Inc. (the "Company") on Form 10-QSB for the three months ended February 29, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Vladamir Fedyunin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Vladamir Fedyunin
Vladamir Fedyunin
Chief Executive Officer
Chief Financial Officer

April 8, 2008